UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 18, 2024

Date of Report (Date of earliest event reported)

ECD AUTOMOTIVE DESIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41497	86-2559175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4390 Industrial Lane Kissimmee, Florida	34758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 483-4825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ECDA	The Nasdaq Stock Market LLC
Warrants	ECDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2024, Keven Kastner (“Mr. Kastner” or “Employee”) started working for ECD Automotive Design, Inc. (the “Company”) as the Company’s Chief Revenue Officer. The Company and Mr. Kastner entered into an employment agreement, dated December 9, 2024, for a term of one year (the “Employment Agreement”). The Employment Agreement is attached hereto as Exhibit 10.1. Mr. Kastner will be tasked with driving sales and price point growth through new market channels for the Company. Mr. Kastner will also be responsible for managing all aspects of the revenue stream within the organization, with the aim of meeting or exceeding annual projections. No family relationships exist between Mr. Kastner and any of the Company’s directors or other executive officers.

Pursuant to the Employment Agreement, Mr. Kastner shall be paid an annual base salary of $250,000 (“Salary”), payable in accordance with the Company’s normal pay practices. Mr. Kastner will also be eligible for a bonus of up to $75,000 per year (the “Discretionary Bonus”). The Discretionary Bonus will be contingent upon meeting the annual unit sales targets for new and used units, as well as revenue key performance indicators (“KPIs”) set by the Company from time to time. The amount of the Discretionary Bonus will be determined by the Board of Directors in its sole discretion, and payable by the Company on a quarterly basis and Employee must be employed with the Company on the date of payment of the Discretionary Bonus in order to receive same. The Company may, from time to time and at its sole discretion, grant to the Employee certain stock awards, benefits, and other incentives, subject in each case to the approval of the Compensation Committee. These awards will be contingent upon the Employee’s execution of any agreements and instruments as may be requested by the Company. During the Term of Employment, the Employee will be eligible to participate in benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. During the Term of Employment, (i) the Company shall pay the full premiums which are applicable to any healthcare, vision, and/or dental benefit plans in which the Employee participates, and shall, to the extent not prohibited by law, offer a discounted healthcare, vision, and/or dental benefit option for the spouse of Employee; (ii) the Employee shall be eligible to participate in the Company’s 401(k) plan with a Company match of up to 4%; (iii) the Company will provide a demo vehicle for events and marketing purposes; (iv) the Company will provide (or has provided, as applicable) a one-time relocation package of $20,000; (v) additional benefits may include a phone and professional development opportunities, and (vi) any stock-related incentives that the Company may offer to Employee from time to time shall be as documented pursuant to separate written agreements. During the term, the Employee will be entitled to twenty (20) days per calendar year (prorated for partial calendar years) of paid time off and such additional paid time off as may be mutually agreed upon between Employee and the Company (“PTO”). To the maximum extent permitted by applicable law, (i) PTO hours accrued, but unused, in a calendar year will be forfeited and will not carry over to the following calendar year, and (ii) the Company will not be required to compensate the Employee for, and the Employee will forfeit, any accrued but unused PTO upon the separation of the Employee’s employment with the Company, regardless of reason.

Before joining the Company, Mr. Kastner served as the director of sales and marketing at Moss Motors Ltd., where he played a pivotal role in enhancing the brand presence of this classic British auto parts provider. At AMSOIL, Inc., he excelled as a Marketing Manager, driving growth for their synthetic lubricants and fuel additives. As the former CEO of Iron Dog, Mr. Kastner led the world’s longest, toughest snowmobile race, traversing 2,500 miles of Alaskan backcountry for seven years, showcasing his ability to navigate challenging markets and build resilient organizations. Kevin Kastner’s leadership journey also includes helping launch the commercial utility boat segment at Alumaski’s MacKinnon Marine, where he served as Marketing Director and CEO. His educational background includes studying Mechanical Engineering at the University of Oklahoma and Southern Nazarene University. Mr. Kastner’s hands-on approach and diverse expertise are further highlighted by his Class B commercial driver’s license with motorcycle endorsement and a private pilot license..

Item 7.01 Regulation FD Disclosure

On November 18, 2024, the Company issued a press release announcing that the Company hired Kevin Kastner, an experienced marketing executive, as Chief Revenue Officer. A copy of the Release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
10.1*	Employment Agreement, dated December 9, 2024 between ECD Automotive Design, Inc. and Kevin Kastner
99.1**	Press Release dated November 18, 2024
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2024

ECD AUTOMOTIVE DESIGN, INC.

	By:	/s/ Benjamin Piggott
	Name:	Benjamin Piggott
	Title:	Chief Financial Officer

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